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                                                         Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2002, except for Notes 2 and 17 as to which the date is May 21, 2002, relating to the consolidated financial statements of Eon Labs, Inc. and Subsidiaries, which appears in the Registration Statement on Form S-1 (No. 333-83638).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
September 30, 2002